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                                                                    EXHIBIT 99.1

              MILLENNIUM AND AVENTIS PHARMA FORM NOVEL ALLIANCE TO
             DEVELOP AND COMMERCIALIZE ANTI-INFLAMMATORY DRUGS, AND
              SHARE AND JOINTLY DEVELOP DRUG DISCOVERY TECHNOLOGIES

CAMBRIDGE, MASS., JUNE 23, 2000 - Millennium Pharmaceuticals, Inc. (Nasdaq:
MLNM) and Aventis Pharma, the pharmaceutical company of Aventis S.A. (NYSE:
AVE), and today announced that they have formed a unique alliance with the signing of agreements covering the joint development and commercialization of drugs for the treatment of inflammatory diseases; joint development of new drug discovery technologies; transfer of key elements of Millennium's technology platform to Aventis to enhance its existing capabilities; and purchase of an equity interest in Millennium by Aventis. This is the first biotechnology/pharmaceutical company alliance of its kind, which will result in Millennium and Aventis Pharma working collaboratively to identify drug targets and develop new drugs in the field of inflammation and jointly commercialize the resulting products in North America.

The foundation of this alliance is the establishment of four separate arrangements covering Inflammation, Technology Development, Technology Transfer and an Equity Investment. Under a Technology Transfer Agreement, Millennium will provide Aventis with rights to its drug discovery technologies in exchange for payments of up to $200 million over a five-year period. Under an Equity Investment Agreement, Aventis will also invest $250 million in Millennium's common stock. A $150 million stock purchase will be made at closing and two $50 million purchases will be made in 2001. The combination of the Technology Transfer and the Investment Agreements represent a total of up to $450 million in payments to and investments in Millennium by Aventis. Both the Inflammation and Technology Development Agreements call for joint funding by the two companies. The closing may be subject to expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antirust Improvements Act of 1976.

"This relationship affords Aventis Pharma and Millennium scientists the opportunity to work side-by-side in the joint discovery of new technologies and new anti-inflammatory drugs. In Millennium, we have a strong partner with world-class genomics capabilities and a successful track record in alliance relationships," said Dr. Frank L. Douglas, executive vice president and head of Drug Innovation & Approval for Aventis Pharma. "The creation of this alliance is the latest in a series of bold steps that Aventis Pharma has taken to expand and further enhance its cutting-edge Drug Innovation & Approval Organization. We are committed to attaining a leadership position in the pharmaceutical industry by achieving superiority in drug discovery and development," Douglas stated.

"We are delighted to enter into this new, ground breaking alliance with Aventis. The combination of our strengths in technology, genomics-based drug discovery and


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development, and expertise in the filed of inflammation forms a world leading anti-inflammatory and technology development program. Together, we have the potential to create a portfolio of breakthrough products and develop technology improvements to enhance the productivity of drug discovery and development," said Mark Levin, chief executive officer of Millennium. "For the first time, Millennium will be fully participating with one of our major pharmaceutical partners in the broad range of drug discovery, development and commercialization; this provides us with the opportunity to share equally in both the decision-making and profitability of future products and strengthens the financial foundation for our own proprietary drug discovery and development efforts."

INFLAMMATION AGREEMENT

The primary goal of the inflammation collaboration is to jointly discover, develop and commercialize products to treat specific inflammatory diseases: rheumatoid arthritis, asthma and chronic obstructive pulmonary disease, multiple sclerosis and inflammatory bowel disease.

Joint research will be conducted at the Bridgewater, NJ site of Aventis Pharma and at Millennium's Cambridge, MA facility. All decisions concerning which products advance on to further stages of development will be made jointly. Millennium and Aventis will share the responsibility for and cost of developing, marketing and manufacturing products in North America. The companies will also share profits in North America. Outside of North America, Aventis will be responsible for developing and marketing products arising from the alliance, with a royalty obligation to Millennium. Product candidates that the companies choose not to develop jointly may be developed by either company, with a royalty obligation to the other.

While the alliance will focus on the discovery of small molecule drugs, Millennium will retain the rights to develop antibody drugs and predictive medicine products based upon discoveries made in the alliance, while Aventis will retain the rights to develop gene therapy and vaccine products.

Under the terms of this agreement, Aventis and Millennium will each contribute inflammation discovery pipeline assist to the collaboration. each company will be free to continue independent work on compounds that were in clinical development prior to the establishment of the agreement. Pre-existing inflammation alliances with other organizations will not be impacted.

TECHNOLOGY TRANSFER

Under a five-year agreement, Aventis Pharma will enhance its technology platform via the transfer of key elements of Millennium's technology platform on a non-exclusive basis. The majority of the transfer to Aventis is expected to occur within two years, with the remaining technology and upgrades transferred over the remaining term. This transfer will include sequencing, informatics, transcriptional profiling, molecular pathology and proteomic technologies, as well as other technological tools. Millennium will also transfer vaccine targets and related data to Aventis Pasteur for use in the development of cancer vaccines.


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TECHNOLOGY DEVELOPMENT

Millennium and Aventis will work jointly on development of new technologies and will equally share costs. This collaboration will focus on enhancements to predictive ADMET (absorption, distribution, metabolism, excretion and toxicity). ADMET encompasses key characteristics of a drug that affect its safety and efficacy and is the basis for many candidate failures in clinical trials. The goal of the ADMET effort will be to enhance drug development productivity by reducing the time required for chemistry and to deliver products to clinical trials with a higher probability of success.

"One of the major impediments to the productivity of drug discovery and development today is that ADMET characteristics cannot be assessed until late-stage clinical trials, after the investment of many years and millions of dollars," said Alan Crane, vice president of corporate development at Millennium. "Success in this area could significantly improve productivity in drug development."

Expediting drug development activities is a key challenge facing the pharmaceutical industry today. We believe that our alliance with Millennium has the potential to reap breakthrough technologies to drive significant productivity improvements and allow us to more rapidly address urgent medical needs," said Joseph McCracken, vice president of Technology Licensing & Alliances of Aventis Pharma.

Aventis S.A. is one of the world's leading life science companies, focused on two core business areas -- pharmaceuticals and agriculture. With global corporate headquarters in Strasbourg, France, Aventis employs around 90,000 people in 120 countries and recorded pro forma sales in 1998 of Euro 21 billion (US $21.65 billion). Aventis was launched in December 1999 through the merger of Hoechst AG and Rhone-Poulenc S.A.

Aventis Pharma AG is the pharmaceutical company of Aventis S.A. Aventis Pharma is dedicated to treating and preventing human disease through the discovery, development, manufacture and sale of innovative pharmaceutical products aimed at satisfying unmet medical needs. Aventis Pharma focuses on important therapeutic areas such as cardiology, oncology, infectious diseases, arthritis, allergies and respiratory disorders, diabetes and the central nervous system disorders. Aventis Pharma has its corporate headquarters in Frankfurt, Germany. Aventis Pharma also encompasses Aventis Pasteur, a world leader in vaccines based in Lyon, France, and Aventis Behring, a world leader in therapeutic proteins headquartered in King of Prussia, Pennsylvania, USA.

Millennium, a leading biopharmaceutical company, applies its comprehensive and integrated science and technology platform for the discovery and development of breakthrough therapeutic and predictive medicine products, with a goal of delivering personalized medicine. Through the industrialization of this gene-to-patient platform, Millennium is also striving to accelerate the process of drug discovery and development. Headquartered in Cambridge, Massachusetts, Millennium and its affiliates currently employ more than 1,000 people.

STATEMENTS IN THIS NEWS RELEASE OTHER THAN HISTORICAL INFORMATION ARE FORWARD-LOOKING STATEMENTS SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY


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DEPENDING ON FACTORS SUCH AS THE AVAILABILITY OF RESOURCES, THE TIMING AND
EFFECTS OF REGULATORY ACTIONS, THE STRENGTHS OF COMPETITION, THE OUTCOME OF LITIGATION AND THE EFFECTIVENESS OF PATENT PROTECTION. ADDITIONAL INFORMATION REGARDING RISKS AND UNCERTAINTIES IS SET FORTH IN DOCUMENTS OF AVENTIS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS THE REGISTRATION STATEMENT ON FORM F-4 OF RHONE-POULENC, S.A. (THE PREVIOUS NAME OF AVENTIS) AND OTHER DOCUMENTS OF RHONE-POULENC, S.A. AND HOECHST AG ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS." THESE STATEMENTS INCLUDE DESCRIPTIONS OF MILLENNIUM'S OPERATIONAL PLANS, EXPECTATIONS ABOUT FUTURE EARNINGS AND OTHER RESULTS OF OPERATIONS, VIEWS OF FUTURE INDUSTRY OR MARKET CONDITIONS, AND OTHER STATEMENTS THAT INCLUDE WORDS LIKE "MAY," "EXPECTS," "BELIEVES," AND "INTENDS," AND THAT DESCRIBE OPINIONS ABOUT FUTURE EVENTS. KNOWN AND UNKNOWN RISKS MAY CAUSE MILLENNIUM'S ACTUAL RESULTS AND PERFORMANCES TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THESE STATEMENTS. SOME OF THESE RISKS ARE: UNCERTAINTIES RELATING TO UNANTICIPATED DIFFICULTIES AND DELAYS RELATING TO GENE IDENTIFICATION, DRUG DISCOVERY AND CLINICAL DEVELOPMENT PROCESSES; CHANGES IN RELATIONSHIPS WITH STRATEGIC PARTNERS AND DEPENDENCE UPON STRATEGIC PARTNERS FOR THE PERFORMANCE OF CRITICAL ACTIVITIES UNDER COLLABORATIVE AGREEMENTS; THE IMPACT OF COMPETITIVE PRODUCTS AND TECHNOLOGICAL CHANGES; UNCERTAINTIES RELATING TO PATENT PROTECTION AND REGULATORY APPROVAL; AND UNCERTAINTIES RELATING TO THE ABILITY OF MILLENNIUM AND ITS AFFILIATES TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDS REQUIRED FOR PROGRESS IN DRUG DISCOVERY AND DEVELOPMENT. THESE AND OTHER FACTORS ARE IDENTIFIED AND MORE FULLY EXPLAINED UNDER THE HEADING "RISK FACTORS THAT MAY AFFECT RESULTS" IN THE ANNUAL REPORT ON FORM 10-K FILED BY MILLENNIUM WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 2000.


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